Exhibit 99.1

AÉROPOSTALE ADOPTS LIMITED TERM STOCKHOLDER RIGHTS PLAN

New York, New York, November 26, 2013 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today announced that its Board of Directors has adopted a limited term stockholder rights plan (the “Plan”) effective November 26, 2013.

The Plan is not intended to prevent an acquisition of the Company on terms that the Board considers favorable to, and in the best interests of, all stockholders. Rather, the Plan aims to provide stockholders with adequate time to fully assess a takeover bid, and, if appropriate, allow the Board time to explore alternatives to maximize stockholder value. This action is designed to ensure the fair and equal treatment of stockholders in connection with any initiative to acquire control of the Company through coercive or abusive takeover techniques.

Under the terms of the Plan, one preferred stock purchase right (a “Right”) will be distributed for each share of common stock held by stockholders of record on December 9, 2013. Under certain circumstances, each Right will entitle stockholders to buy one one-thousandth of a share of newly-created Series A Junior Participating Preferred Stock of the Company at an exercise price of $40. The Rights will initially trade together with the Company’s common stock and will not be exercisable. Subject to limited exceptions, if a person or group acquires 10% or more of the outstanding common stock (15% or more in the case of a passive institutional investor) of the Company (including in the form of synthetic ownership through derivative positions), each Right (other than those held by that person or group) will become exercisable and entitle its holder to purchase, at the Right’s then-current exercise price, a number of shares of preferred stock having a market value at that time of twice the Right’s exercise price. If the Company is acquired in a merger or other business combination transaction that has not been approved by the Board of Directors after the Rights become exercisable, each Right will entitle its holder to purchase, at the Right’s then-current exercise price, a number of shares of the acquiring company’s common stock having a market value at that time of twice the Right’s exercise price.

The Company intends to put the Plan to a stockholder vote at the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”). If the requisite stockholder approval of the Plan is not obtained at the 2014 Annual Meeting, the Plan will expire on the date of such meeting.

Stockholders are not required to take any action to receive the Rights distribution. Until the Rights become exercisable, they will trade with the shares of the Company's common stock. The issuance of the Rights will have no dilutive effect and will not impact reported earnings per share for Aéropostale, Inc.

The Board is not adopting the Plan in response to any proposal to acquire control of the Company. The Plan is similar to plans adopted by other companies.

Additional information will be contained in the Form 8-K to be filed by Aéropostale, Inc. with the U.S. Securities and Exchange Commission.

About Aéropostale, Inc.
Aéropostale®, Inc. is a primarily mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 4 to 12 year-old kids through its P.S. from Aéropostale® stores. The Company provides customers with a focused selection of high quality fashion and fashion basics at compelling values in an innovative and exciting store environment. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in Aéropostale® stores and online at www.aeropostale.com. P.S. from Aéropostale® products can be purchased in P.S. from Aéropostale® stores and online at www.ps4u.com and www.aeropostale.com.

The Company currently operates 902 Aéropostale® stores in 50 states and Puerto Rico, 79 Aéropostale stores in Canada and 149 P.S. from Aéropostale® stores in 32 states and Puerto Rico. In addition, pursuant to various licensing agreements, our licensees currently operate 27 Aéropostale® stores and one Aéropostale® and P.S. from Aéropostale® combination store in the Middle East, Asia and Europe. On November 13, 2012, Aéropostale, Inc. acquired substantially all of the assets of online women's fashion footwear and apparel retailer GoJane.com, Inc. Based in Ontario, California, GoJane.com focuses primarily on fashion footwear, with a select offering of contemporary apparel and other accessories.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.